UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2015

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

4721 Calle Carga
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01                               Entry into a Material Definitive Agreement.

Merger Agreement

On March 17, 2015, Vitesse Semiconductor Corporation, a Delaware corporation (“Vitesse” or the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Microsemi Corporation, a Delaware corporation (“Microsemi” or “Parent”), and LLIU100 Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Microsemi (“Purchaser”), pursuant to which Microsemi will acquire the Company.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Purchaser will commence a cash tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a purchase price of $5.28 per Share, net to the tendering stockholder in cash, without interest and less any required withholding taxes (the “Per Share Amount”). Upon successful completion of the Offer, and subject to the terms and conditions of the Merger Agreement, Purchaser will be merged with and into the Company (the “Merger”), and the Company will survive the Merger as a wholly owned subsidiary of Microsemi. At the effective time of the Merger (the “Effective Time”), each outstanding Share (other than Shares held by (i) the Company, Microsemi or their respective subsidiaries immediately prior to the Effective Time and (ii) stockholders of the Company who properly exercised their appraisal rights under the Delaware General Corporation Law) will automatically be converted into the right to receive the Per Share Amount on the terms and subject to the conditions set forth in the Merger Agreement.   Consummation of the Offer and the Merger is not conditional on Microsemi’s receipt of financing.

Purchaser has agreed to commence the Offer as promptly as reasonably practicable but no later than March 31, 2015, and the Offer will remain open for at least 20 business days. The Offer and the Merger are subject to the satisfaction of customary closing conditions, including, among others, that (i) there is validly tendered (and not withdrawn) at least a majority of the sum of (x) the Company’s then outstanding Shares plus (y) a number equal to the number of Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants or other rights to acquire Shares at an exercise or conversion price below the Per Share Amount, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (iii) the other conditions set forth in Annex A to the Merger Agreement have been satisfied or waived.

The Merger Agreement contemplates that the Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law (the “DGCL”) which permits completion of the Merger upon the collective ownership by Microsemi, Purchaser and any other subsidiary of Microsemi of one share more than 50% of the number of Shares that are then issued and outstanding, and if the Merger is so effected pursuant to Section 251(h) of the DGCL, no stockholder vote will be required to consummate the Merger.

The Company, Microsemi and Purchaser have made customary representations and warranties in the Merger Agreement and agreed to certain customary covenants, including covenants regarding the operation of the Company’s business prior to the closing of the Merger.

The Merger Agreement provides for a “go-shop” period for the Company through April 7, 2015, during which period the Company will be permitted to solicit, and provide information and enter into discussions concerning, proposals relating to alternative business combination transactions. Following such date, the Company will be generally prohibited from engaging in such activities, subject to certain exceptions set forth in the Merger Agreement.

The Merger Agreement contains certain termination rights for each of the Company, Microsemi and Purchaser and further provides that upon termination of the Merger Agreement under specified circumstances the Company may be required to pay Microsemi a termination fee of $13.6 million or in certain specified circumstances, a lower termination fee of $6.8 million.   In addition, upon termination of the Merger Agreement under specified circumstances, the Company may be required to reimburse Microsemi for up to $3.5 million of expenses.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Microsemi or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the parties thereto in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Microsemi and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Microsemi and Purchaser.

Tender and Support Agreement

Concurrently with the execution of the Merger Agreement, the directors of the Company and their affiliates, if applicable, who directly or indirectly own 15,330,639 Shares of the Company’s outstanding common stock, representing approximately 22.1% of the Shares outstanding as of March 17, 2015, entered into a Tender and Support Agreement with Parent and Purchaser (the “Tender and Support Agreement”), which provides, among other things, that such stockholders will tender their Shares in the Offer and vote their Shares in favor of approving the principal terms of the Merger, if applicable.  The Tender and Support Agreement will terminate upon termination of the Merger Agreement and certain other specified events.

The foregoing description of the Tender and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Tender and Support Agreement, which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 8.01. Other Events.

On March 18, 2015, Vitesse and Microsemi issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d)                                 Exhibits.

The following exhibits are filed herewith:

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Vitesse Semiconductor Corporation, LLIU100 Acquisition Corp. and Microsemi Corporation, dated as of March 17, 2015.*

99.1	Tender and Support Agreement dated March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and certain stockholders of Vitesse Semiconductor Corporation.

99.2	Press Release, dated March 18, 2015.

*

The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Important Information and Where To Find It

The tender offer described herein (the “Offer”) has not yet commenced. No statement in this document is an offer to purchase or a solicitation of an offer to sell any shares of the common stock of Vitesse or any other securities. At the time the Offer is commenced, Microsemi and Purchaser will file a tender offer statement on Schedule TO with the United States Securities and Exchange Commission (the “SEC”), and Vitesse will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. Any offers to purchase or solicitations of offers to sell may be made only pursuant to such tender offer statement. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A LETTER OF TRANSMITTAL AND RELATED DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These materials, when prepared and ready for release, will be made available to Vitesse’s stockholders at no expense to them. In addition, investors and security holders may obtain a free copy of such materials (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the tender offer, which will be named in the tender offer statement.

Forward-Looking Statements

Certain statements either contained in or incorporated by reference into this report, other than purely historical information, including estimates, projections and statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Such forward-looking statements include the ability of the Company, Microsemi and Purchaser to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions to the consummation of the Offer and the other conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement. The forward-looking statements contained in this report are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the Offer and the subsequent Merger; uncertainties as to how many of the Company’s stockholders will tender their Shares in the Offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the transactions contemplated by the Merger Agreement on the Company’s business and the fact that the announcement and pendency of the transactions may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the risk that stockholder litigation in connection with the Offer or the Merger may result in significant costs of defense, indemnification and liability; other uncertainties pertaining to the business of the Company, including those set forth in the Company’s filings with the SEC, especially in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended September 30, 2014 filed with the SEC on December 4, 2014 and in other periodic reports and filings with the SEC from time to time, including the Company’s Quarterly Reports on Form 10-Q. The reader is cautioned not to unduly rely on these forward-looking statements. The Company expressly disclaims any intent or obligation to update or revise publicly these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date: March 18, 2015	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

2.1	Agreement and Plan of Merger by and among Vitesse Semiconductor Corporation, LLIU100 Acquisition Corp. and Microsemi Corporation, dated as of March 17, 2015.*

99.1	Tender and Support Agreement dated March 17, 2015, by and among Microsemi Corporation, LLIU100 Acquisition Corp. and certain stockholders of Vitesse Semiconductor Corporation.

99.2	Press Release, dated March 18, 2015.

*

The Company will furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.